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                                                                     EXHIBIT 2.6

                        SENTRY PARK WEST OFFICE CAMPUS
                            BLUE BELL, PENNSYLVANIA

                 FIFTH AMENDMENT TO REAL ESTATE SALE AGREEMENT
                 ---------------------------------------------


          THIS FIFTH AMENDMENT TO REAL ESTATE SALE AGREEMENT (the "Fifth Amendment") is made as of the 21st day of August, 1996 by and between SENTRY WEST JOINT VENTURE, an Illinois joint venture partnership ("Seller"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and BGK PROPERTIES, INC., a Delaware corporation ("Purchaser"), with an office at 330 Garfield Street, Santa Fe, New Mexico 87501.

                                   RECITALS
                                   --------

A. Seller and Purchaser are parties to that certain Real Estate Sale Agreement (the "Initial Contract") dated as of March 25, 1996, as amended by that certain First Amendment to Real Estate Sale Agreement (the "First Amendment") dated as of May 9, 1996, that certain Second Amendment to Real Estate Sale Agreement (the "Second Amendment") dated as of May 24, 1996, that certain Third Amendment to Real Estate Sale Agreement (the "Third Amendment") dated as of May 30, 1996 and that certain Fourth Amendment to Real Estate Sale Agreement (the "Fourth Amendment") dated as of July 2, 1996 (the Initial Contract, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are collectively referred to as the "Original Agreement") for the purchase and sale of the certain real estate and improvements located thereon in the City of Blue Bell, County of Montgomery, Commonwealth of Pennsylvania, as such real property is more particularly described in Exhibit A attached to the Initial Contract.

B. Seller and Purchaser desire to modify the Original Agreement as herein set forth.

     THEREFORE, in consideration of the above recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1. DEFINED TERMS. Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Original Agreement.

2.   CREDIT AGAINST THE PURCHASE PRICE.

     A. DELETION OF SECTION 3 OF THE THIRD AMENDMENT. Section 3 of the Third Amendment is hereby deleted.

     B. DUE DILIGENCE CREDIT. As a result of Purchaser's review of the Property and other matters pursuant to and in accordance with the provisions of
Section 8 of the Original Agreement, Purchaser has requested that Seller provide, and Seller hereby agrees to provide, a credit to Purchaser at Closing against the Purchase Price in the amount of Three Hundred Thousand Dollars ($300,000.00) (the "Due Diligence Credit").
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          C.  ELEVATOR REPAIR CREDIT.  Presently, the "#2 elevator" (the
"Elevator") in the building at the Property known as "Dublin Hall" is not operating. Seller and Purchaser have agreed that the repair work to the Elevator in order to reinstate operation of the Elevator will not be commenced prior to Closing. Additionally, Purchaser has requested that Seller provide, and Seller hereby agrees to provide, a credit to Purchaser at Closing against the Purchase Price in the amount of Twenty Three Thousand One Hundred Seventy Three Dollars ($23,173.00) (the "Elevator Repair Credit") with respect to the Elevator's present condition.

          D. PURCHASER'S ACKNOWLEDGMENT THAT PROPERTY IS BEING PURCHASED IN "AS IS" CONDITION. Purchaser hereby acknowledges and agrees that the Due Diligence Credit and the Elevator Repair Credit constitute full, sufficient, complete and adequate consideration for Purchaser's agreement to purchase the Property in its "as is" condition, as more particularly provided in the Original Agreement.

3. RATIFICATION. It is expressly understood and agreed that the Original Agreement, as hereby amended, shall continue in full force and effect in accordance with its terms and all references in the Original Agreement to the term "Agreement" shall mean the Original Agreement as modified by this Fifth Amendment.

4. SECTION HEADINGS. The section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

5. GOVERNING LAW. This Fifth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

6. COUNTERPARTS. This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

7. CONFLICT. In the event of a conflict between the terms and provisions of the Original Agreement and the terms and provisions of this Fifth Amendment, the terms and provisions of this Fifth Amendment shall control.


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          IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Fifth Amendment as of the date first above written.

                    SELLER:

                    SENTRY WEST JOINT VENTURE, an Illinois joint venture partnership

                    By: Blue Bell Associates, an Illinois joint venture, as managing general partner

                         By: First Capital Income Properties, Ltd. - Series XI, an Illinois limited partnership, a general partner of Blue Bell Associates

                              By:   First Capital Financial Corporation, a
                                    Florida corporation, as the general partner
                                    of First Capital Income Properties, Ltd. -
                                    Series XI

                                    By: /s/  Gus J. Athas
                                       -----------------------------------------
                                    Name:    Gus J. Athas
                                         ---------------------------------------
                                    Its:     Senior Vice-President
                                        ----------------------------------------

                         By: First Capital Income and Growth Fund - Series XII, an Illinois limited partnership, a general partner of Blue Bell Associates

                              By:   First Capital Financial Corporation, a
                                    Florida corporation, as the general partner
                                    of First Capital Income and Growth Fund -
                                    Series XII

                                    By: /s/  Gus J. Athas
                                       -----------------------------------------
                                    Name:    Gus J. Athas
                                         ---------------------------------------
                                    Its:     Senior Vice-President
                                        ----------------------------------------


                    PURCHASER:

                    BGK PROPERTIES, INC., a Delaware corporation

                    By: /s/ Edward M. Gilbert
                       ---------------------------------------------------------
                    Name:   Edward M. Gilbert
                         -------------------------------------------------------
                    Its:    President
                        --------------------------------------------------------

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